Contact:    Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

NI Reports Record Revenue for a First Quarter
Company Delivers Year-Over-Year Revenue Growth Despite Stronger Dollar

Q1 2015 Highlights

●	Record revenue for a first quarter of $289 million
●	Revenue up 2 percent year over year in U.S. dollar terms and 8 percent in constant currency terms
●	Continued broad adoption of PXI and strong growth in revenue from RF products
●	GAAP operating margin of 7 percent
●	Non-GAAP operating margin of 11 percent
●	Fully diluted GAAP EPS of $0.12 and fully diluted non-GAAP EPS of $0.18
●	EBITDA of $37 million or $0.29 per share
●	Cash and short-term investments of $443 million at March 31, 2015

AUSTIN, Texas – April 28, 2015 – NI (Nasdaq: NATI) today announced Q1 revenue of $289 million, up 2 percent year over year (YOY) in U.S. dollar terms and up 8 percent YOY in constant currency terms. In Q1 2015, NI received $3 million in orders from its largest customer compared with $12 million in orders from this customer in Q1 2014. Excluding NI’s largest customer, the company’s total orders were up 2 percent for the quarter with orders under $20,000 down 5 percent YOY; orders between $20,000 and $100,000 down 4 percent YOY; and orders above $100,000 up 37 percent YOY.

“While we continue to adapt to the impact of the U.S. dollar on our results, I am optimistic about our long-term position in the industry and our ability to continue to gain market share,” said Dr. James Truchard, NI president, CEO and cofounder. “I am confident we are building the new product pipeline, channel and operational excellence necessary to drive the long-term growth and profitability of the company. I am particularly excited about our early success in 5G wireless, where our innovative technology platform is enabling researchers to prototype algorithms for next-generation wireless networks.”

GAAP net income for Q1 was $15 million, with fully diluted earnings per share (EPS) of $0.12, and non-GAAP net income was $23 million, with non-GAAP fully diluted EPS of $0.18. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $37 million, or $0.29 per share in the first quarter.

In Q1, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $193 million, up 2 percent YOY. Total non-GAAP operating expenses were $186 million, up 2 percent YOY.

GAAP operating margin was 7 percent in Q1, with GAAP operating income of $20 million, down 15 percent YOY. Non-GAAP operating margin was 11 percent in Q1, with non-GAAP operating income of $31 million, down 10 percent YOY.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Geographic revenue in U.S. dollar terms for Q1 2015 compared with Q1 2014 was up 3 percent in the Americas, down 4 percent in Europe, up 5 percent in East Asia and up 6 percent in Emerging Markets. In constant currency terms, revenue was up in all regions, with the Americas up 4 percent, Europe up 10 percent, East Asia up 7 percent and the Emerging Markets up 19 percent.

As of March 31, 2015, NI had $443 million in cash and short-term investments. The NI Board of Directors approved a quarterly dividend of $0.19 per share payable on June 1, 2015, to stockholders of record on May 11, 2015.

Guidance for Q2 2015

“Despite a challenging first quarter due to the rapid strengthening of the U.S. dollar, I am pleased to see all regions delivering revenue growth on a constant currency basis. In Q2, we will continue to execute on our long-term strategy for mitigating the impact of the strengthening U.S. dollar,” said Alex Davern, NI COO and CFO. “We expect to continue to experience a drag on our revenue through Q3 because of currency headwinds and lower orders from our largest customer; however, entering Q4, we expect to have more favorable compares on both factors, which should allow the strength of our broad-based business to show through.”

The company expects to see a significant headwind on its U.S. dollar revenue growth for the rest of 2015 due to the impact of the strengthening of the U.S. dollar. Currently, NI expects this impact to reduce its YOY U.S. dollar revenue growth by approximately 700 basis points in Q2, so that its constant currency growth would be 7 percentage points higher than its U.S. dollar revenue growth. This estimate is based on current exchange rates and this estimate can change as exchange rates fluctuate over the rest of the quarter.

As a result, NI currently expects Q2 revenue to be in the range of $290 million to $320 million. Included in its revenue guidance is an expectation that revenue from NI’s largest customer will be between $5 million and $10 million in Q2 and Q3, compared to $20 million and $17 million in Q2 and Q3 last year respectively. At the midpoint, NI’s guidance represents a 2 percent YOY revenue decline in U.S. dollars and an approximately 5 percent YOY revenue growth in constant currency. The company currently expects that GAAP fully diluted EPS will be in the range of $0.14 to $0.26 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.20 to $0.32.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three month periods ending March 31, 2015 and 2014, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three-month periods ending March 31, 2015 and 2014. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q1 2015 conference call today, April 28, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #18617458, shortly after the call through April 30 at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding continuing to adapt to the impact of the U.S. dollar; being optimistic about the company’s long-term position in the industry; NI’s ability to continue to gain market share; being confident the company is building the new product pipeline, channel and operational excellence to drive growth and profitability; being excited about NI’s early success in 5G wireless; continuing to execute on the company’s long-term strategy for mitigating the impact of the strengthening U.S. dollar; continuing to experience a drag on NI’s revenue through Q3 from currency headwinds and lower orders from its largest customer; entering Q4 expecting to begin to have more favorable compares, which should allow the strength of NI’s broad-based business to show through; expecting to see a significant impact on revenue growth due to the strengthening U.S. dollar; expecting this impact to reduce NI’s YOY U.S. dollar revenue growth; expected revenue from NI’s largest customer in Q2 and Q3; and NI’s guidance for Q2 revenue and GAAP and non-GAAP fully diluted EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization and the impact of any acquisitions by NI. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended December 31, 2014, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$239,548	$274,030
Short-term investments	203,721	197,163
Accounts receivable, net	190,992	202,329
Inventories, net	177,980	173,052
Prepaid expenses and other current assets	72,575	70,075
Deferred income taxes, net	31,406	31,171
Total current assets	916,222	947,820

Property and equipment, net	263,322	264,086
Goodwill	166,974	144,325
Intangible assets, net	75,421	78,282
Other long-term assets	21,120	20,978
Total assets	$1,443,059	$1,455,491

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,671	$58,603
Accrued compensation	23,656	33,774
Deferred revenue - current	109,300	105,964
Accrued expenses and other liabilities	12,930	14,714
Other taxes payable	31,589	34,602
Total current liabilities	235,146	247,657

Deferred income taxes	46,485	47,406
Liability for uncertain tax positions	10,256	10,127
Deferred revenue - long-term	26,136	26,452
Other long-term liabilities	10,088	6,353
Total liabilities	328,111	337,995

Stockholders' equity:
Preferred stock	-	-
Common stock	1,281	1,278
Additional paid-in capital	680,228	662,889
Retained earnings	455,651	464,993
Accumulated other comprehensive loss	(22,212)	(11,664)
Total stockholders' equity	1,114,948	1,117,496
Total liabilities and stockholders' equity	$1,443,059	$1,455,491

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net sales:
Product	$261,574	$262,264
Software maintenance	27,939	22,410
Total net sales	289,513	284,674

Cost of sales:
Product	74,881	69,621
Software maintenance	1,455	1,581
Total cost of sales	76,336	71,202

Gross profit	213,177	213,472

Operating expenses:
Sales and marketing	109,553	111,916
Research and development	60,520	55,259
General and administrative	22,971	22,473
Total operating expenses	193,044	189,648

Operating income	20,133	23,824

Other income:
Interest income	353	197
Net foreign exchange (loss) gain	(1,674)	50
Other income, net	628	88

Income before income taxes	19,440	24,159

Provision for income taxes	4,436	5,436

Net income	$15,004	$18,723

Basic earnings per share	$0.12	$0.15
Diluted earnings per share	$0.12	$0.15

Weighted average shares outstanding -
basic	128,040	125,973
diluted	128,676	126,725

Dividends declared per share	$0.19	$0.15

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flow from operating activities:
Net income	$15,004	$18,723
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	17,924	16,994
Stock-based compensation	6,391	6,553
Tax benefit expense from deferred income taxes	(2,238)	(3,198)
Tax benefit from stock option plans	(16)	(70)
Net change in operating assets and liabilities	(10,654)	7,140
Net cash provided by operating activities	26,411	46,142

Cash flow from investing activities:
Capital expenditures	(10,263)	(11,959)
Capitalization of internally developed software	(2,222)	(7,602)
Additions to other intangibles	(399)	(1,049)
Acquisitions, net of cash received	(24,523)	-
Purchases of short-term investments	(22,332)	(9,649)
Sales and maturities of short-term investments	15,774	3,389
Net cash used by investing activities	(43,965)	(26,870)

Cash flow from financing activities:
Proceeds from issuance of common stock	7,402	10,000
Dividends paid	(24,346)	(18,904)
Tax benefit from stock option plans	16	70
Net cash used by financing activities	(16,928)	(8,834)

Net change in cash and cash equivalents	(34,482)	10,438
Cash and cash equivalents at beginning of period	274,030	230,263
Cash and cash equivalents at end of period	$239,548	$240,701

National Instruments
Detail of GAAP charges related to stock-based compensation, amortization of acquisition intangibles and acquisition transaction costs and restructuring charges
(in thousands, unaudited)

	Three Months Ended
	March 31,

	2015	2014
Stock-based compensation
Cost of sales	$456	$441
Sales and marketing	2,643	2,811
Research and development	2,461	2,451
General and administrative	831	850
Provision for income taxes	(1,566)	(1,836)
Total	$4,825	$4,717

Amortization of acquisition intangibles
Cost of sales	$2,575	$2,666
Sales and marketing	438	466
Research and development	344	406
Other income, net	154	170
Provision for income taxes	(1,162)	(1,224)
Total	$2,349	$2,484

Acquisition transaction costs and restructuring charges
Cost of sales	$573	$-
Sales and marketing	-	88
Research and development	-	153
General and administrative	201	65
Provision for income taxes	(249)	(107)
Total	$525	$199

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$213,177	$213,472
Stock-based compensation	456	441
Amortization of acquisition intangibles	2,575	2,666
Acquisition transaction costs and restructuring	573	-
Non-GAAP gross profit	$216,781	$216,579
Non-GAAP gross margin	75%	76%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$193,044	$189,648
Stock-based compensation	(5,935)	(6,112)
Amortization of acquisition intangibles	(782)	(872)
Acquisition transaction costs and restructuring	(201)	(306)
Non-GAAP operating expenses	$186,126	$182,358

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$20,133	$23,824
Stock-based compensation	6,391	6,553
Amortization of acquisition intangibles	3,357	3,538
Acquisition transaction costs and restructuring	774	306
Non-GAAP operating income	$30,655	$34,221
Non-GAAP operating margin	11%	12%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$19,440	$24,159
Stock-based compensation	6,391	6,553
Amortization of acquisition intangibles	3,511	3,708
Acquisition transaction costs and restructuring	774	306
Non-GAAP income before income taxes	$30,116	$34,726

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,436	$5,436
Stock-based compensation	1,566	1,836
Amortization of acquisition intangibles	1,162	1,224
Acquisition transaction costs and restructuring	249	107
Non-GAAP provision for income taxes	$7,413	$8,603

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net income, as reported	$15,004	$18,723
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,825	4,717
Amortization of acquisition intangibles, net of tax effect	2,349	2,484
Acquisition transaction costs and restructuring, net of tax effect	525	199
Non-GAAP net income	$22,703	$26,123

Basic EPS, as reported	$0.12	$0.15
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Impact of acquisition transaction costs and restructuring, net of tax effect	-	-
Non-GAAP basic EPS	$0.18	$0.21

Diluted EPS, as reported	$0.12	$0.15
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Impact of acquisition transaction costs and restructuring, net of tax effect	-	-
Non-GAAP diluted EPS	$0.18	$0.21

Weighted average shares outstanding -
Basic	128,040	125,973
Diluted	128,676	126,725

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income, as reported	$15,004	$18,723
Adjustments to reconcile net income to EBITDA:
Interest income	(353)	(197)
Tax expense	4,436	5,436
Depreciation and amortization	17,924	16,994
EBITDA	$37,011	$40,956

Diluted EPS, as reported	$0.12	$0.15
Adjustment to reconcile diluted EPS to EBITDA
Interest income	-	-
Taxes	0.03	0.04
Depreciation and amortization	0.14	0.13
EBITDA diluted EPS	$0.29	$0.32

Weighted average shares outstanding - Diluted	128,676	126,725

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	June 30, 2015

	Low	High
GAAP Fully Diluted EPS, guidance	$0.14	$0.26
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.20	$0.32